Exhibit 4.1

TCB Third coast Bancshares, inc. INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS COMMON STOCK SEE REVERSE CUSIP FOR CERTAIN 88422P DEFINITIONS 10 AND RESTRICTIONS 9 The Certifies that Is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $1.00 PAR VALUE, OF Third Coast BanCshares, inc. transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Formation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. Countersigned and registered: continential stock transfer & Trust Company (New York, N.Y.) Transfer Agent And Registrar Authorized signature By president & chief Executive officer secretary 0000001

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF FORMATION OF THE CORPORATION, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM— as tenants in common UNIF GIFT MIN ACT Custodian TEN ENT — as tenants by the entireties (Cust) (Minor) JT TEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (State)
Additional abbreviations may also be used though not in the above list .
For value received, hereby sells, assigns and transfers unto
PLEASE IDENTIFYING INSERT SOCIAL NUMBERS SECURITY OF ASSIGNEES OR OTHER
PLEASE PRINT OR TYPEWRITE NAMES AND ADDRESSS INCLUDING POSTAL ZIP CODE OF ASSIGNEES.
shares of the common stock represented by this certificate and hereby irrevocably constitutes and appoints company attorney, to with transfer full power the said of substitution shares of common in the premises stock on. the books of the within-named
DATED:
NOTICE: the face of The the signatures certificate to in this every assignment particular must without correspond alteration with the or name enlargement as written or upon any change whatever .
SIGNATURE GUARANTEED: